UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2004

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Item 5.  Other Events.

On June 10, 2004, SIRVA, Inc. (“SIRVA”) issued a news release announcing that the secondary public offering of its shares has been priced at $22.00 per share.  All of the shares in the offering will be sold by selling stockholders.  The selling stockholders are offering 18,500,000 shares of SIRVA common stock to be sold in the offering.  The underwriters have an option to purchase up to an additional 2,775,000 shares from one of the selling stockholders.

The news release is included as Exhibit 99.1 to this report, and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(c)           Exhibits

Exhibit Number	Description
99.1	News release, dated June 10, 2004, of SIRVA, Inc., announcing the pricing of the secondary public offering of its common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: June 10, 2004
	By:	/s/ RALPH A. FORD
	Name:	Ralph A. Ford
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	News release, dated June 10, 2004, of SIRVA, Inc., announcing the pricing of the secondary public offering of its common stock.